UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 11, 2016

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	001-09718	25-1435979
(state or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers

On February 11, 2016, the Personnel and Compensation Committee (Committee) of the Board of Directors of The PNC Financial Services Group, Inc. (Corporation), following a discussion with all of the Board’s independent directors, approved compensation decisions for the executive officers currently with the Corporation who were named in the proxy statement filed in connection with the Corporation’s 2015 annual meeting of shareholders (NEOs). With respect to these individuals, and except as disclosed below, the Committee made compensation decisions that were materially consistent with the terms that we previously disclosed as part of our 2015 compensation program.

At the meeting on February 11, the Committee approved an increase in the annual base salary and annualized incentive compensation target for E. William Parsley, III, Executive Vice President, Chief Investment Officer and Treasurer. Effective with the first pay period beginning on February 22, 2016, Mr. Parsley’s annual base salary will increase from $500,000 to $600,000, and his annualized incentive compensation target for 2016 will increase from $5,500,000 to $6,900,000. The Committee also approved an increase to the annualized incentive compensation target for 2016 for Michael P. Lyons, Executive Vice President and Head of Corporate and Institutional Banking, from $4,800,000 to $6,050,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: February 18, 2016	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller